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                                                                     EXHIBIT 3.3

                         CERTIFICATE OF INCORPORATION

                                      OF

                         LANCE OIL & GAS COMPANY, INC.


                                   ARTICLE I

                                     Name
                                     ----

     The name of the corporation is Lance Oil & Gas Company, Inc.


                                  ARTICLE II

                               Registered Agent
                               ----------------

     The address of the initial registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the initial registered agent of the Corporation at such address is Prentice-Hall Corporation System, Inc.


                                  ARTICLE III

                                    Purpose
                                    -------

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").


                                  ARTICLE IV

                                    Capital
                                    -------

     The aggregate number of shares which the Corporation shall have authority to issue is Ten Thousand (10,000), all of which shall be common stock, par value $0.10 per share, which stock shall be designated "Common Stock". The following are the terms of the Common Stock:
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          1.  Dividends.  Dividends in cash, property or Common Stock may be
              ---------
     paid upon the Common Stock, if, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by the GCL.

          2.  Distribution in Liquidation.  Upon any liquidation, dissolution or
              ---------------------------
     winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock. The Board of Directors may, from time to time, distribute to the stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by the GCL.

          3.  Voting Rights; No Cumulative Voting.  Each outstanding Common
              -----------------------------------
     Stock shall be entitled to one vote and each fractional Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders. Cumulative voting shall not be permitted in the election of directors of the Corporation.

          4.  Denial of Pre-emptive Rights.  No holder of Common Stock, whether
              ----------------------------
     new or hereafter outstanding, shall have any pre-emptive right to acquire any unissued or treasury shares or securities of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire shares; provided, however, that the Board of Directors shall have the authority to grant to any person or persons, upon such terms as it may determine, such options and rights to purchase any security or securities of the Corporation now or hereafter authorized as it deems in the best interest of the Corporation.


                                   ARTICLE V

                                 Incorporator
                                 ------------

     The name and mailing address of the incorporator is Donald H. Kronenberg, 12200 North Pecos Street, Denver, Colorado 80234.

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                                  ARTICLE VI

                              Board of Directors
                              ------------------

     The initial board of directors of the Corporation shall consist of three
(3) directors, which number may be subsequently increased or decreased in the manner provided for in the Corporation's By-Laws, provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. The names and addresses of the persons who shall serve as directors until their respective successors have been elected and shall quality are as follows:

     Name                Address
     ----                -------

     Brion G. Wise       12200 North Pecos Street
                         Denver, Colorado   80234

     Lanny F. Outlaw     12200 North Pecos Street
                         Denver, Colorado   80234

     John C. Walter      12200 North Pecos Street
                         Denver, Colorado   80234


                                  ARTICLE VII

                           Directors' and Officers'
                   Indemnification, Insurance and Liability
                   ----------------------------------------

     Section 1.  Indemnification.  To the fullest extent permitted by the GCL or
                 ---------------
other applicable law, the Corporation shall indemnify any person who is, was or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because such person is an officer or director of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, joint venture, partnership, employee benefit plan or other enterprise (collectively, a "Requested Position"), against Expenses and Losses (as hereinafter defined), actually and reasonably incurred by him in such capacity or arising out of his status as such a person. "Expenses and Losses" means any judgments, penalties, fines, settlements, excise and similar taxes and reasonable expenses (including attorneys' fees) incurred by any individual covered by this Article.

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     Section 2.  Insurance.  The Corporation is hereby authorized to purchase
                 ---------
and maintain insurance or make other arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving in a Requested Position, against any Expenses and Losses incurred by him in such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability pursuant to the GCL or other applicable law.

     Section 3.  Exculpation.  To the fullest extent permitted by the GCL or
                 -----------
other applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission in such director's capacity as a director, except to the extent such director is found liable for (i) a breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or any act or omission that involves intentional misconduct or a knowing violation of the law; (iii) claims pursuant to Section 174 of the GCL or any successor statute; or (iv) claims in connection with a transaction from which such director received an improper personal benefit. If, after the date of filing of this Certificate of Incorporation, the GCL or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the GCL or other applicable law, as amended.

     Section 4.  Amendment of this Article.  Any repeal or amendment of this
                 -------------------------
Article, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation, shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation or a person who is or was serving in a Requested Position existing at the time of such repeal, amendment or adoption of an inconsistent provision.


                                 ARTICLE VIII

                          Stockholder Written Consent
                          ---------------------------

     Any action required or permitted by the GCL to be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Common Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all Common Stock entitled to vote on the action were present

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and voted. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.


                                  ARTICLE IX

                                    By-Laws
                                    -------

     The board of directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Corporation's By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the board of directors.



     IN WITNESS WHEREOF, the undersigned Incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, under penalty of perjury, does make this Certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true and accordingly has hereunto set his hand as of October 28, 1997.


                                    /s/ Donald H. Kronenberg
                                    ------------------------
                                    Donald H. Kronenberg

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